UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2026
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the Fifth Modification Agreement to the Modified Portfolio Revolving Loan Facility (both as defined below) is incorporated herein by reference.
In connection with the Fifth Modification Agreement, on April 2, 2026, KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”) and KBS Capital Advisors LLC, KBS REIT III’s external advisor (the “Advisor”), entered into an amendment to the advisory agreement between the parties to defer payment of certain fees to the Advisor as set forth in the Modified Portfolio Revolving Loan Facility (as modified and amended by the Fifth Modification Agreement).

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Modified Portfolio Revolving Loan Facility
On October 17, 2018, certain of KBS REIT III’s indirect wholly owned subsidiaries (the “Borrowers”) entered into a loan facility (as subsequently modified and amended, the “Modified Portfolio Revolving Loan Facility”) with U.S. Bank National Association, as administrative agent (the “Agent”).1 The current lenders under the Modified Portfolio Revolving Loan Facility are U.S. Bank National Association, Regions Bank, Citizens Bank, City National Bank and Associated Bank, National Association (the “Lenders”).
On March 31, 2026, KBS REIT III, through an indirect wholly owned subsidiary, sold Gateway Tech Center to a purchaser unaffiliated with KBS REIT III or the Advisor for $50.0 million, or $48.1 million of net sales proceeds, after credits for outstanding tenant improvements and lease incentives, prorations, security deposits, third-party closing costs and before $0.3 million of disposition fees payable to the Advisor. Pursuant to an amendment to the Modified Portfolio Revolving Loan Facility, KBS REIT III used the proceeds of $48.1 million from the sale of Gateway Tech Center to (i) paydown the outstanding principal of the Modified Portfolio Revolving Loan Facility by $47.5 million and (ii) fund $0.6 million into the cash management account established for the Modified Portfolio Revolving Loan Facility.
After the pay down of the loan from the sale of Gateway Tech Center on March 31, 2026, the aggregate outstanding principal balance of the Modified Portfolio Revolving Loan Facility was approximately $157.6 million, and $2.8 million of the holdbacks on the Modified Portfolio Revolving Loan Facility were available for future disbursement, subject to certain terms and conditions contained in the loan documents. Following the release of Gateway Tech Center, the Modified Portfolio Revolving Loan Facility is secured by 515 Congress and 201 17th Street (the “Properties”).
On April 2, 2026, KBS REIT III, through the Borrowers, entered into a fifth modification agreement (the “Fifth Modification Agreement”) with the Agent and the Lenders. Upon closing of the Fifth Modification Agreement and after giving effect to the disbursement of the holdbacks described below, the outstanding principal balance of the Modified Portfolio Revolving Loan Facility was $160.4 million, with no additional holdbacks available for future funding.
The Fifth Modification Agreement extended the maturity date of the Modified Portfolio Revolving Loan Facility to December 15, 2026. The Fifth Modification Agreement provides for an additional extension of the maturity date to March 31, 2027, subject to the satisfaction of certain terms and conditions contained in the Fifth Modification Agreement, some of which conditions are not in the sole control of KBS REIT III, including KBS REIT III’s taking identified actions relating to its portfolio.
The Fifth Modification Agreement eliminated the requirement of the Borrowers to make principal amortization payments during the term of loan.

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1 For more information on the Modified Portfolio Revolving Loan Facility, see KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 14, 2025 (the “2024 10-K”) and KBS REIT III's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2026.

Pursuant to the Fifth Modification Agreement, the Borrowers agreed to defer payment to KBS REIT III of all REIT-level expenses allocable to the Properties and to defer payment to the Advisor of asset management fees allocable to the Properties (together, the “Deferred Expenses”). The Deferred Expenses may only be paid as follows:
(i)If 515 Congress is sold before 201 17th Street, and if no defaults or events of default exist under the Modified Portfolio Revolving Loan Facility, an amount equal to the aggregate unpaid Deferred Expenses that have accrued as of the date of the closing of the sale of 515 Congress shall be released and disbursed to the Borrowers to the extent that the net sale proceeds from the sale of 515 Congress exceed the minimum release price for 515 Congress and such released funds shall be used by the Borrowers solely to pay outstanding Deferred Expenses, with any shortfall being further deferred until all outstanding obligations under the Modified Portfolio Revolving Loan Facility are paid in full.
(ii)If 201 17th Street is sold before 515 Congress, and if no defaults or events of default exist under the Modified Portfolio Revolving Loan Facility, an amount equal to the aggregate unpaid Deferred Expenses that have accrued as of the date of the closing of the sale of 201 17th Street shall be released and disbursed to the Borrowers to the extent that the net sale proceeds from the sale of 201 17th Street exceed the minimum release price for 201 17th Street and such released funds shall be used by the Borrowers solely to pay outstanding Deferred Expenses, with any shortfall being further deferred until all outstanding obligations under the Modified Portfolio Revolving Loan Facility are paid in full.
Pursuant to the Fifth Modification Agreement, the Borrowers drew down $1.8 million of the available holdbacks (the “TI Draw”) under the Modified Portfolio Revolving Loan Facility and the proceeds of the TI Draw were deposited into the cash management account established for the Modified Portfolio Revolving Loan Facility. The proceeds from the TI Draw are accessible to the Borrowers solely for tenant improvements, leasing commissions and capital expenditures at the Properties in accordance with the terms and conditions of the loan documents. The Fifth Modification Agreement also modified the provisions of the cash management account such that all monthly excess cash flow from the Properties after principal, interest and tax escrow payments (see below) will be applied to the cash management account and funding shall be available from the cash management account only for tenant improvements, leasing commissions and capital expenditures at the Properties in accordance with the terms and conditions of the loan documents. For more information on the cash management account, see the 2024 10-K.
Additionally, the Fifth Modification Agreement establishes a real estate tax escrow account (the “Tax Escrow Account”) to provide funding for future real estate taxes related to the Properties. Pursuant to Fifth Modification Agreement, the Borrowers initially funded the Tax Escrow Account by drawing down $1.0 million of the available holdbacks under the Modified Portfolio Revolving Loan Facility. The Borrowers will also make monthly deposits into the Tax Escrow Account. The Borrowers granted the Agent, for the benefit of the Agent and the Lenders, a first lien security interest in the Tax Escrow Account. Upon the occurrence and during the continuance of an event of default under the Modified Portfolio Revolving Loan Facility, the Agent may apply funds in the Tax Escrow Account toward amounts due by the Borrowers under the Modified Portfolio Revolving Loan Facility.
The Fifth Modification Agreement also amended the debt service coverage ratio the Borrowers are required to maintain and requires the Borrowers to comply with a one-time loan-to-value requirement. In connection with the Fifth Modification Agreement, KBS REIT Properties III, LLC, KBS REIT III’s indirect wholly owned subsidiary, as guarantor under the Modified Portfolio Revolving Loan Facility, also agreed to amendments to its financial covenants under the guaranty (eliminating the net worth and leverage ratio covenants and imposing a less restrictive earnings to fixed charges ratio).
The Borrowers also agreed to pay certain costs, fees and expenses of the Agent and Lenders in connection with the Fifth Modification Agreement.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These include statements about KBS REIT III’s plans, strategies and prospects, including its ability to comply with any terms, conditions, obligations or covenants contained in any agreements related to its debt obligations. These statements are subject to known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 27, 2026.
As a result of certain upcoming loan maturities and required principal paydowns, the challenging commercial real estate lending environment and the lack of transaction volume in the U.S. office market as well as general market instability, management’s plans may not be considered probable and thus do not alleviate substantial doubt about KBS REIT III’s ability to continue as a going concern for at least a year from March 27, 2026. KBS REIT III will be adversely affected if it is unable to satisfy certain covenants or other terms and conditions contained in its loan agreements. Certain of KBS REIT III’s loan agreements require KBS REIT III to satisfy conditions that are not in its sole control, including making required principal paydowns of the loans, selling assets and taking identified actions relating to its portfolio. There is no assurance that KBS REIT III will be able to satisfy the terms and conditions of its existing loan agreements or the terms and conditions of any future extension or refinancing agreements that are entered into. If KBS REIT III is unable to make required paydowns under certain loans, sell assets or satisfy certain covenants and conditions in its loan agreements, the lenders may seek to foreclose on the underlying collateral. Moreover, KBS REIT III’s loan agreements contain cross default provisions whereby the occurrence of (or a demand following) an “event of default” under one or more of its debt facilities may trigger a default under certain other debt facilities and the guaranty obligations in respect thereof, thereby giving lenders a right to accelerate the relevant debt obligations and exercise their enforcement rights with respect thereto. KBS REIT III has also pledged the equity of certain of its subsidiaries (and all proceeds therefrom) in connection with the restructuring of some of its loan agreements. If an event of default occurs under certain debt facilities and the lenders party thereto elect to exercise their enforcement rights thereunder, one of the remedies available to them is to take possession of the relevant pledged equity. In addition, KBS REIT III has agreed to cash sweeps under several of its loan agreements. These cash sweeps place limits on KBS REIT III’s access to cash flows from certain properties and thereby restrict KBS REIT III’s operating flexibility. If KBS REIT III is unable to satisfy the terms and conditions contained in its loan agreements, KBS REIT III anticipates it will make efforts to further refinance or restructure certain of its debt instruments or make additional asset sales to pay off the debt, though there can be no certainty that KBS REIT III will be able to complete such refinancing, restructuring or asset sales. KBS REIT III may relinquish ownership of one or more secured properties to the mortgage lender. KBS REIT III may also seek the protection of the bankruptcy court to implement a restructuring plan, which would constitute an event of default under its indebtedness.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: April 8, 2026	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary